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                                                                     EXHIBIT 4.4
                               SECOND AMENDMENT TO
                           REVOLVING CREDIT AGREEMENT

         This Second Amendment (this "Amendment") to that certain Revolving Credit Agreement between Parentech, Inc., a Delaware corporation (the "Company") and Richard D. Propper, MD ("Dr. Propper"), dated August 5, 2001 (the "Credit Agreement"), is made and entered into this 10th day of February 2003.


                                    RECITALS


         a. The Company and Dr. Propper previously entered into the Credit Agreement.


         B. All capitalized terms used herein and not defined herein shall have the same meanings ascribed to them in the Merger Agreement.

         C. The Board of Directors of the Company has determined that in it is in the best interests of the Company to grant a security interests in the assets of the Company to Dr. Propper to secure payment by the Corporation of outstanding principal and interest due to Dr. Propper under the Credit Agreement, and in order to grant such security interest, certain provisions of the Credit Agreement shall be amended and restated as set forth herein.

         D. Pursuant to Section 7(B) of the Credit Agreement, the Credit Agreement may be amended by a written instrument signed by the Company and Dr. Propper.

                                    AGREEMENT

         Now, Therefore, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


AMENDMENT TO SECTION 1.8. SECTION 1.8 OF THE CREDIT AGREEMENT SHALL BE AMENDED
         AND RESTATED IN ITS ENTIRETY AS FOLLOWS:


"Security Interest. In consideration for Lender's agreement to forebear assertion of his right to declare the principal and accrued interest due and payable (as permitted in Section 2.1 of the Revolving Credit Notes) under the Credit Documents through February 28, 2003, and to secure payment of principal and interest outstanding under the Credit Documents, the performance of all other obligations of the Borrower under the Credit Documents and the payment and perofrmance of any and all other debts, obligations and liabilities of Borrower to Lender whether direct, contingent or joint and several, now existing or hereafter arising, Borrower hereby conveys, assigns and grants to Lender a continuing security interest in and to all assets (intangible and tangible) (the "Collateral"), now owned and hereafter acquired and financed by Borrower through proceeds received from Lender pursuant to the Credit Documents, including, but not limited to: cash and cash equivalents, accounts receivable, advances, inventories, prepaid expenses, deposits, property and equipment, intellectual property and intangible assets and any insurance proceeds or proceeds or revenue derived from the sale or other disposition of the Collateral.
Borrower grants Lender the authority to file this Amendment and the Credit Agreement or a carbon, photographjic or other reproduction thereof as a financing statement under the Uniform Commercial Code with respect to all security interests created hereby or thereby."


Miscellaneous. THIS AMENDMENT SHALL BE LIMITED SOLELY TO THE MATTERS EXPRESSLY
         SET FORTH HEREIN AND ALL TERMS AND CONDITIONS OF THE CREDIT AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT, EXCEPT AS MODIFIED BY THIS AMENDMENT. THIS AMENDMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH WHEN SO EXECUTED AND DELIVERED WILL BE DEEMED AN ORIGINAL, AND ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME AGREEMENT.


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         In Witness Whereof, the parties hereto have executed this Second
Amendment to the Credit Agreement as of the date set forth in the first paragraph hereof.

                                        PARENTECH, INC.
                                        By:
                                           -------------------------------------
                                           Name:    Scott D. Landow
                                           Title:   President

                                        RICHARD D. PROPPER, MD
                                        By:
                                           -------------------------------------
                                           Name:    Richard D. Propper, MD